Exhibit 99.4

PHOTRONICS,  INC.  AND  SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended
	May 1, 2016	May 3, 2015

Cash flows from operating activities:
Net income	$37,653	$19,298
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,832	40,318
Gain on sale of investment	(8,785)	-
Changes in assets and liabilities and other	(4,561)	(1,709)

Net cash provided by operating activities	65,139	57,907

Cash flows from investing activities:
Purchases of property, plant and equipment	(34,928)	(67,935)
Proceeds from sale of investments	8,785	-
Other	193	(218)

Net cash used in investing activities	(25,950)	(68,153)

Cash flows from financing activities:
Repayments of long-term borrowings	(54,951)	(4,751)
Proceeds from share-based arrangements	3,046	1,195
Other	(19)	(76)

Net cash used in financing activities	(51,924)	(3,632)

Effect of exchange rate changes on cash	846	(3,001)

Net decrease in cash and cash equivalents	(11,889)	(16,879)
Cash and cash equivalents, beginning of period	205,867	192,929

Cash and cash equivalents, end of period	$193,978	$176,050